MEDIA CONTACT: Scott Goldberg scott@salmonborre.com (847) 347.3333 COMPANY CONTACT: Chelsea Mitchell cmitchell@rrts.com (816) 341.2356 FOR IMMEDIATE RELEASE Roadrunner Transportation Systems Announces Michael Rapken as Chief Information Officer DOWNERS GROVE, IL—December 6, 2018—Roadrunner Transportation Systems, Inc. (“Roadrunner” or the “company”) (NYSE: RRTS) has announced Michael Rapken as its Chief Information Officer. Michael will be responsible for leading the ongoing improvement and integration of information technology systems and resources across the company. “We are pleased to have Michael Rapken as our CIO leading our team of IT professionals and technology strategies so we can continue driving enhancements across our business,” said Curt Stoelting, CEO of Roadrunner Transportation Systems. “Michael’s vast experience, particularly in the transportation and logistics industry, coupled with his positive leadership style will be great complements for the achievement of our longer-term technology and business goals.” “Michael joins our team with an impressive array of experience in the technology arena that will be a great asset to our existing IT leadership,” said Mike Gettle, President and COO of Roadrunner Transportation Systems. “Michael has a fearless leadership approach and a terrific ability to unify operational needs and technological potential while focusing on clear communication and teambuilding.” Michael most recently served as Chief Technology Officer at Press Ganey, a leading integrated solutions provider to the health care industry. Prior to Press Ganey, Michael led Application Development at Sprint before joining YRC Worldwide as its Chief Information Officer. About Roadrunner Transportation Systems, Inc. Roadrunner Transportation Systems is a leading asset-right transportation and asset-light logistics service provider offering a full suite of solutions under the Roadrunner®, Active On-Demand® and Ascent Global Logistics® brands. The Roadrunner brand offers less-than-truckload, temperature controlled and intermodal services. Active On-Demand offers premium mission critical air and ground transportation solutions. Ascent Global Logistics offers domestic freight management, retail consolidation, international freight forwarding and customs brokerage. For more information, please visit Roadrunner’s websites, www.rrts.com and www.ascentgl.com. ###